IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

______________________________________

MUDRICK CAPITAL MANAGEMENT, L.P.
and WARLANDER ASSET MANAGEMENT,
LP, on behalf of themselves and all other
similarly situated stockholders of
GLOBALSTAR, INC., and derivatively on
behalf of Nominal Defendant GLOBALSTAR,
INC.,

) ) ) ) ) ) ) ) ) ) ) )
)
Plaintiffs,	)
)
v.	)
)
JAMES MONROE III, JAMES LYNCH, RICHARD ROBERTS, WILLIAM HASLER, JOHN KNEUER, J. PATRICK MCINTYRE, KENNETH YOUNG, KYLE PICKENS, TIM TAYLOR, and THERMO COMPANIES, INC.,	) ) ) ) ) ) )	C.A. No. 2018-0699 TMR
)
Defendants	)
)
and	)
)
GLOBALSTAR, INC.	)
)
Nominal Defendant and Defendant.	)
_____________________________________________________	)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTION

TO:     ALL RECORD AND BENEFICIAL HOLDERS OF COMMON STOCK
OF GLOBALSTAR, INC. AS OF THE CLOSE OF BUSINESS ON
DECEMBER 14, 2018 (“CURRENT GLOBALSTAR STOCKHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE ACTION.

This Notice relates to a proposed settlement (the “Settlement”) of the above captioned stockholder derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). Subject to the approval of the Court, the proposed Settlement will resolve all claims brought in the action by plaintiffs Mudrick Capital Management, L.P. and Warlander Asset Management, LP (collectively, “Plaintiffs”), on behalf of themselves and derivatively on behalf of Globalstar, Inc. (“Globalstar” or the “Company”), against defendants James Monroe III, James Lynch, Richard Roberts, William Hasler, John Kneuer, J. Patrick McIntyre, and Kenneth Young (collectively, the “Director Defendants”), defendants Kyle Pickens and Tim Taylor (collectively, the “Employee Defendants”), defendant Thermo Companies, Inc. (“Thermo”), and defendant and nominal defendant Globalstar (the Director Defendants, the Employee Defendants, Thermo, and Globalstar (in its capacity as a defendant) are collectively referred to herein as “Defendants”) (Plaintiffs, Defendants, and Globalstar (in its capacity as a nominal defendant) are collectively referred to herein as the “Settling Parties”).1

PLEASE NOTE: The terms of the proposed Settlement are described in paragraphs 16 to 18 below. Because this Action was brought as a derivative action on behalf of and for the benefit of Globalstar, the benefits from the Settlement will go to Globalstar. Individual Globalstar stockholders will not receive any direct payment from the Settlement. Also, please note that there is no proof of claim form for stockholders to submit in connection with this Settlement, and stockholders are not required to take any action in response to this Notice.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Current Globalstar Stockholders’ legal rights.

__________________________________________

1.
The terms and conditions of the proposed Settlement are set forth in the Stipulation and Agreement of Settlement, Compromise and Release dated December 14, 2018 (the “Stipulation”), which is publicly available for review as indicated in paragraph 34 below. All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

2.In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiffs have filed suit on behalf of themselves and on behalf of and for the benefit of Globalstar against Defendants seeking to enforce the Company’s legal rights. A description of the claims asserted in the Action is set forth in paragraphs 4, and 8 to 10 below.

3.As described more fully in paragraphs 28 to 33 below, Current Globalstar Stockholders have the right to object to the proposed Settlement and the application by Plaintiff’ counsel for an award of attorneys’ fees and expenses. Current Globalstar Stockholders also have the right to appear and be heard at the Settlement Hearing that will be held by the Court to consider the fairness, reasonableness, and adequacy of the proposed Settlement and Plaintiffs’ Counsel’s fee and expense application. See paragraphs 25 to 27 below for more details about the Settlement Hearing, including the date and location of the hearing.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
4.On April 24, 2018, a Special Committee of the Board of Directors of Globalstar (the “Special Committee”) comprised of McIntyre, Hasler, Kneuer, and Young (the “Special Committee Directors”) unanimously approved the terms of a merger between Globalstar and Thermo Acquisitions, Inc., an affiliate of Thermo, in exchange for Globalstar common stock valued at approximately $1.645 billion (the “Merger”). Later the same day, the Board of Directors of Globalstar (the “Board”) unanimously approved the Merger.

5.On May 4, 2018, Mudrick Capital sent a demand pursuant to 8 Del. C. § 220 to inspect certain books and records of Globalstar. Globalstar rejected the demand, but offered to meet and confer with Mudrick Capital with respect to the requested documents.

6.On May 17, 2018, Mudrick Capital commenced an action in the Court captioned Mudrick Capital Management, L.P. v. Globalstar, Inc., C.A. No. 2018-

0351-TMR, by filing a Verified Complaint for Inspection of Books and Records (the “Section 220 Action”). During the course of the Section 220 Action, Globalstar and certain of the Director Defendants produced certain agreed-upon documents to Mudrick Capital.

7.On July 30, 2018, after trial, briefing, and oral argument, the Court issued a Memorandum Opinion directing Globalstar and certain of the Director Defendants to provide additional books and records to Mudrick Capital. In accordance with that Opinion and the parties’ subsequent stipulation, Globalstar and certain of the Director Defendants made productions to Mudrick Capital on August 7, August 14, August 21, August 28, September 4, September 6, and September 20.

8.On August 1, 2018, Globalstar and Thermo announced that they had terminated the Merger by mutual written agreement;

9.On September 25, 2018, Plaintiffs commenced the Action by filing a Verified Complaint for Derivative and Direct Claims (the “Complaint”) challenging the approval of the Merger by the Special Committee and the Board and certain other related actions. As noted below, Defendants deny the allegations of the Complaint. The Complaint asserts, inter alia, that:

(i)    Monroe’s pre-announced sale of 38 million shares of Globalstar stock (approximately 3% of the total outstanding shares) on the market in December 2017 was allegedly designed to depress the value of Globalstar’s common stock in anticipation of the Merger and was at a time Monroe was allegedly in possession of material, adverse, non-public information about the Company, and therefore constituted insider trading in breach of his fiduciary duties;
(ii)    The merger significantly undervalued Globalstar, and the Director Defendants’ consideration and approval of the Merger constituted a breach of the Directors Defendants’ fiduciary duties;
(iii)    The grant of Restricted Stock Units to the Director Defendants in February 2018 constituted unjust enrichment to the Director Defendants;
(iv)    Monroe’s and Thermo’s involvement in the sales process and approval of the Merger constituted a breach of their fiduciary duties as controlling stockholders;
(v)    The Employee Defendants aided and abetted the Director Defendants’ alleged breach of their fiduciary duties;

(vi)    Monroe’s actions warrant a declaratory judgment that he breached his duty of loyalty to Globalstar; and
(vii)    Plaintiffs are entitled to their attorneys’ fees associated with their actions that allegedly caused Globalstar to terminate the Merger.
10.The Complaint seeks relief including (i) declarations that the Director Defendants and Thermo breached fiduciary duties owed to Globalstar and that the Employee Defendants aided and abetted such breach, (ii) compensatory and rescissory damages for losses allegedly incurred by Globalstar as a result of such alleged wrongdoing, (iii) compensatory damages for losses allegedly suffered by Plaintiffs as a result of such alleged wrongdoing, and (iv) an award of attorneys’ fees and costs to Plaintiffs.

11.On October 8, 2018, Plaintiffs served on certain Defendants their First Request for Production of Documents Directed to Defendants and Nominal Defendant.

12.On October 11, 2018, Plaintiffs served a subpoena duces tecum on Moelis & Company, which had served as the financial advisor to the Special Committee in connection with its review of the Merger in 2018; and, on October 12, 2018, Plaintiffs served a subpoena duces tecum on Allen & Company LLC and a subpoena duces tecum on Centerview Partners LLC, each of which had served as a financial advisor to the Special Committee in connection with its review of a prior proposed transaction between Globalstar and Thermo in 2017.

HOW WAS THE SETTLEMENT REACHED?

13.Beginning in early October 2018, representatives of the Plaintiffs and certain Defendants began discussing a potential resolution of claims that Plaintiffs had asserted, which resolution would include resignation of two of the Director Defendants, election to the Globalstar Board of two new independent directors nominated by Plaintiffs and elected by stockholders other than Thermo and its Affiliates (the “Thermo Parties”), and significant corporate governance changes.

14.On October 29, 2018, the principals of Plaintiffs, Thermo and Globalstar met in person to further discuss the proposed settlement. Thereafter, representatives of the Settling Parties continued to engage in arm’s-length negotiations concerning the terms of the potential settlement.

15.On December 14, 2018, after extensive arm’s-length negotiations among the Settling Parties, who were all represented by counsel with extensive experience and expertise in stockholder litigation, the Settling Parties reached an agreement on the terms of this Stipulation providing for the settlement of Plaintiffs’ claims against Defendants in the Action on the terms set forth therein, subject to due diligence. The Settlement set forth herein reflects the results of the Settling Parties’ negotiations.

WHAT ARE THE TERMS OF THE SETTLEMENT?

16.As consideration for the Settlement, the Settling Parties have agreed to undertake the following action as described in the Stipulation and set forth herein:

A.	Actions Implemented Upon Execution Of The Stipulation.
Financing: Globalstar will take the steps necessary to conduct an equity offering pursuant to which shares of Globalstar common equity are issued at a market price (unless otherwise agreed by the Parties), as measured by the volume-weighted average closing price of Globalstar stock during the two (2) business days of trading prior to the pricing of such offering issued to the public, in an amount recommended by Globalstar’s management of not more than $60 million (excluding the underwriter’s option), that is open to all qualified and readily identifiable Globalstar investors on a pro rata basis (the “Financing”). Each of Plaintiffs and Thermo will support the Financing by (i) each committing to purchase upon the signing of the Stipulation, their pro rata share of the Financing, on equal terms and based on their respective ownerships of Globalstar’s outstanding shares and (ii) providing a backstop of the Financing, upon the signing of the Stipulation, by which each of Plaintiffs and Thermo will purchase on equal terms their pro rata share, based on their respective equity ownerships of the shares owned by Plaintiffs and Thermo, of the shares offered to persons other than Plaintiffs and Thermo, but not purchased by such persons.
The Settling Parties agreed that the Financing would commence promptly upon execution of the Stipulation on December 14, 2018. The Financing is currently underway.

B.	Actions To Be Implemented Upon Plaintiffs’ Affirmation After Completion Of Due Diligence That They Will Proceed With The Settlement.
The Settling Parties will take the steps necessary to accomplish the following terms. To effectuate and implement the terms set forth below, as soon as reasonably practicable under applicable federal securities laws, Globalstar’s Certificate of Incorporation shall be amended as set forth in Exhibit D to the Stipulation and the Bylaws of Globalstar shall be amended as set forth in Exhibit E to the Stipulation.
“Relevant Time Period” means until such time as the Thermo Parties no longer beneficially own 45% or more of Globalstar’s outstanding common stock.
Minority Stockholder Board Representatives: During the Relevant Time Period, two of the seven Board seats shall be held by director nominees (“Minority Directors”) elected by a plurality vote of Independent Stockholders entitled to vote thereon.
Those changes shall be effectuated as follows:
(i) Plaintiffs shall designate Ben Wolff and Keith Cowan to serve as the initial Minority Directors (the “Initial Minority Directors”);
(ii) Globalstar shall designate Michael Lovett, who qualifies as an Independent Director, and Tim Taylor to serve on the Board. For the avoidance of doubt, neither Mr. Lovett nor Mr. Taylor shall be considered a Minority Director;
(ii) Four Defendants agreed upon by the Settling Parties (the “Resigning Directors”) shall resign as members of the Board, and upon such resignations, all awards of Globalstar equity previously granted to the Resigning Directors shall become vested;
(iii) Upon the resignations of the Resigning Directors, the remaining members of the Board shall appoint Mr. Wolff and Mr. Cowan as the Initial Minority Directors and shall appoint Mr. Lovett and Mr. Taylor as Directors, each of whom shall serve for the remaining terms of their respective director classes, as follows:

Ben Wolff    Class A
Keith Cowan    Class A
Michael Lovett    Class C
Tim Taylor    Class B
(iv) Contemporaneous with the appointment of the Initial Minority Directors, the remaining members of the Board shall appoint one Initial Minority Director to serve as a member of the Compensation Committee and one Initial Minority Director to serve as a member of the Nominating & Corporate Governance Committee;
(vi) The Board shall adopt a resolution establishing the Strategic Review Committee, with all of the powers and responsibilities defined in Paragraph 2.1.2(c) of the Stipulation (and described herein), effective immediately and to remain in place until the adoption of the Certificate of Incorporation contemplated by Paragraph 2.1.2 of the Stipulation (and described herein); and
(vii) During the Relevant Time Period: (a) following the expiration of the terms of the Initial Minority Directors, future Minority Directors shall be elected by a plurality vote of the Globalstar shares held by the Independent Stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of Minority Directors; provided that the Thermo Parties shall not be entitled to vote on, or consent to, or have any voting power with respect to the election (including to fill a vacancy) or removal without cause of the Minority Directors; (b) vacancies in any directorship previously held by a Minority Director may be filled only by a plurality votes of the shares present in person or represented by proxy at the annual meeting or special meeting called by the Strategic Review Committee, and entitled to vote on the election of Minority Directors; (c) Minority Directors shall be nominated in accordance with Paragraph 2.1.2(c) of the Stipulation or by a stockholder other than the Thermo Parties; provided, however, that, for the in the avoidance of doubt, the Thermo Parties may suggest individuals for nomination as Minority Directors to the Strategic Review Committee; and (d) in the event that the Board is expanded, the first two (2) additional members of the Board nominated by the Board shall be seasoned experts in the telecom industry approved by the Strategic Review Committee and by Monroe, such approval not to be unreasonably withheld.

Independent Stockholder Review: During the Relevant Time Period, the Company shall not have power to effect a Related Party Transaction unless such Related Party Transaction shall be approved by the affirmative vote of a majority of shares of common stock owned by stockholders other than the Thermo Parties and voting affirmatively or negatively on the matter.
“Related Party Transaction” means any transaction between Globalstar, on the one hand, and one or more of the Thermo Parties, on the other hand, that either (i) requires a stockholder vote pursuant to the General Corporation Law of the State of Delaware or (ii) has a value (as determined in good faith by the Strategic Review Committee) of $5,000,000 or more; provided, however, that none of the following shall be a Related Party Transaction: (i) a financing that includes participation by one or more of the Thermo Parties on terms equal (as determined in good faith by the Board) to other parties (including, for the avoidance of doubt, the equity offering or similarly-structured capital raising transaction contemplated by the Judgment) (a “Permitted Financing”), (ii) the conversion of subordinated debt held by Thermo into capital stock of the Company in accordance with the terms of such debt as existing as of the Effective Date (a “Debt Conversion”), (iii) the exercise of options by the Thermo Parties (including, for the avoidance of doubt, Monroe) in accordance with the terms of such options as existing as of the Effective Date (an “Option Conversion”), and (iv) a lease with respect to the Company’s headquarters (a “Lease” and, with a Permitted Financing, a Debt Conversion, and an Option Conversion, a “Carve Out Transaction”). Any determination made by the Strategic Review Committee or the Board as to the above matters shall be final, conclusive and binding.
Strategic Review Committee: The Board shall adopt a resolution establishing the Strategic Review Committee Charter as set forth in Exhibit F to the Stipulation and Globalstar’s certificate of incorporation shall be amended as set forth in Exhibit D to the Stipulation requiring that the Board shall establish a standing Strategic Review Committee that shall remain in place throughout out the end of the Relevant Time Period.
Unless the Strategic Review Committee is prohibited under applicable law from having the power or authority to act on any of the following matters, the Strategic Review Committee shall have exclusive responsibility for oversight, review, and approval (to the extent permitted by law) or disapproval of the business matters set forth below and in the Stipulation; provided that, to the extent that any of the following business matters, or any matter set forth in the charter of the Strategic Review Committee as set forth in Exhibit F to the Stipulation, cannot be approved solely by the Strategic Review Committee and requires approval of the full Board under applicable law, the Company shall not have the power to take such action, and any such action shall be void ab initio, unless such action is approved by the Board only after the approval of such action has been recommended to the Board by the Strategic Review Committee:
(i) any acquisition by the Thermo Parties of additional newly-issued securities of the Company (other than pursuant to a Carve Out Transaction);
(ii) any extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries;
(iii) any sale or transfer of a material amount of assets of the Company or any sale or transfer of assets of any of the Company’s subsidiaries, which are material to the Company;
(iv) any change in the Board, including any plans or proposals to change the number or term of directors; other than (a) nominations for election or reelection to the Board (except nominations for election or reelection of Minority Directors in connection with the end of a term of a Minority Director, which shall be within the authority of the Strategic Review Committee) and (b) nominations and appointments of individuals to fill vacancies or newly created directorships (except nominations and appointments to fill vacancies of Minority Director seats, which shall be within the authority of the Strategic Review Committee);
(v) any material change in the present capitalization or dividend policy of the Company (other than pursuant to a Carve Out Transaction);
(vi) any other material changes in the Company’s lines of business or corporate structure (other than pursuant to a Carve Out Transaction); and
(vii) any transaction between the Company, on the one hand, and one or more of the Thermo Parties, on the other hand, that has a value (as determined in good faith by the Strategic Review Committee) in excess of $250,000, except for any Carve Out Transaction, and subject to the matters discussed on a Schedule delivered by Defendants’ Counsel to Plaintiffs’ Counsel pursuant to the Judgment and on file at the Corporation’s headquarters.
The Board shall appoint four (4) directors to serve on the Strategic Review Committee, two of whom shall consist of the then-serving Minority Directors, and the other two of whom shall be Independent Directors (as determined in good faith by the Board, but at a minimum, who would qualify (as determined in good faith by the Board) as “independent directors” under the rules and regulations of the New York Stock Exchange); provided that (i) Monroe shall not serve as a member of the Strategic Review Committee (but the committee may consult with Monroe as it deems appropriate); and (ii) notwithstanding anything to the contrary in the Stipulation, solely for purposes of constituting the Strategic Review Committee, the requirement of an Independent Director shall be waived for one time (and one time only) to allow Tim Taylor to be appointed and serve on the Strategic Review Committee.
Contemporaneous with the adoption of the resolution establishing the Strategic Review Committee provided for in Paragraph 2.1.2(a)(vi) of the Stipulation, the Board shall appoint Ben Wolff, Keith Cowan, William Hasler, and Tim Taylor as the initial members of the Strategic Review Committee; provided that, during a fourteen (14) day period commencing on the date six (6) months after the adoption of the resolution establishing the Strategic Review Committee, and recurring at each six (6) month interval thereafter for as long as Mr. Taylor is serving on the committee, the then-serving Minority Directors may, by notice signed by each Minority Director and delivered to the Secretary of the Corporation, remove Mr. Taylor as a member of the Strategic Review Committee (at which time Mr. Taylor shall be disqualified from serving on the Strategic Review Committee and shall not be deemed an Independent Director for any purpose). In the event that Mr. Taylor departs from the Strategic Review Committee for any reasons whatsoever, the Board shall appoint Michael Lovett to serve on the Strategic Review Committee, unless Mr. Lovett is no longer a director of Globalstar, in which case the Board shall appoint an Independent Director to serve on the Strategic Review Committee.
The Strategic Review Committee shall require the affirmative vote of a majority of its authorized number of members (regardless of vacancies thereon) in order to take action at a meeting; provided that, (i) to the extent the Strategic Review Committee fails to obtain such vote on any particular matter of business before it, the Strategic Review Committee shall consult with the Board until such vote is obtained and (ii) in the event the Strategic Review Committee cannot obtain such vote for any single nominee for Minority Director, then the Strategic Review Committee shall nominate two (2) such nominees for each Minority Director seat subject to election, and the members of the Strategic Review Committee who are Minority Directors shall each have three votes with respect to one nominee for Minority Director and the members of the Strategic Review Committee who are not Minority Directors shall each have three votes with respect to the other nominee for Minority Director. For the avoidance of doubt, pursuant to the immediately preceding sentence, the Strategic Review Committee may nominate and include on the annual or special meeting proxy card two candidates for a Minority Director seat.
In the event that the Strategic Review Committee is required to review a Related Party Transaction, the Strategic Review Committee may convene (for purposes of discussions but not to vote) in executive session outside the present of any employee or Affiliates of the Thermo Parties.

C.	Actions To Be Implemented Upon The Effective Date
Conversion: Thermo shall agree that it will convert all of its outstanding subordinated debt to equity at its contractual conversion price within five (5) business days after any of the following events: (i) the refinancing of 85% or more of Globalstar’s bank debt; (ii) extension of the maturity of all of Globalstar’s bank debt of two years or more; (iii) a minimum $150 million refinancing of Globalstar’s bank debt with a minimum two year extension on the remaining balance; or (iv) an amortization holiday or holidays pursuant to which Globalstar is relieved of the obligation to make principal payments for two years or longer (the “Conversion”).
D.    Public Announcement
Globalstar issued a press release disclosing the principal terms of the Settlement and stating that the first order of business for of the Strategic Review Committee will be to assess financing options for the Company’s existing debt. The Settling Parties agreed that Globalstar would make such disclosures promptly upon execution of the Stipulation.

A copy of the press releases is available at www.globalstar.com/en-us/corporate/press/ and was filed as an exhibit to a Form 8-K with the United States Securities and Exchange Commission.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

17.If the Settlement is approved by the Court, and if the other conditions of the Settlement are satisfied, the Court will enter a judgment (the “Judgment”). The Judgment will dismiss the Action with prejudice and the following releases the “Releases”) will occur:

Release of Claims by Plaintiffs and Current Globalstar Stockholders: Upon the Effective Date, Plaintiffs, in their individual capacities and derivatively on behalf of Globalstar, and each and every other Current Globalstar Stockholder (excluding Defendant Releasees), derivatively on behalf of Globalstar, shall fully, finally, and forever release, settle, and discharge each of the Plaintiffs’ Released Claims (defined below) against each of the Defendant Releasees (defined below), except that, to the extent that the Court enters a judgment in advance of any Fee and Expense Award (as defined in Paragraph 4.2), Count VII of the Complaint shall be released upon final resolution of such application for Fees and Expenses. For the avoidance of doubt, the Plaintiffs’ Released Claims include all of the claims that were asserted against Defendants in the Action or could have been asserted against Defendants based on the facts alleged in the Action, but do not include claims based on future conduct of the Defendant Releasees, including any conduct of the Defendant Releasees after the date of execution of this Stipulation, that are unrelated to this Action.
“Plaintiffs’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that (i) were asserted by Plaintiffs in the Complaint filed in the Action, or (ii) could have been asserted in the Action or in any other court, tribunal, or proceeding by Plaintiffs or any other Globalstar stockholder derivatively on behalf of Globalstar, or by Globalstar directly against any of the Defendant Releasees based on the facts alleged in the Complaint, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Plaintiffs’ Released Claims do not include (i) any direct claims of any Globalstar stockholder, including any claims arising out of, based upon, or relating to the federal or state securities laws (other than direct claims brought in this Action); or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Defendant Releasees after the date of the filing of this Stipulation.
“Defendant Releasees” means Globalstar, each of Defendants, and any other current or former officer or director of Globalstar and its subsidiaries, affiliates and controlling persons, together with each of the foregoing persons’ respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
Release of Claims by Defendants and Globalstar: Upon the Effective Date, Defendants and the other Defendant Releasees, on behalf of themselves and any other person or entity who could assert any of the Defendants’ Released Claims (defined below) on their behalf, shall fully, finally, and forever release, settle, and discharge each of the Defendants’ Released Claims (defined below) against each of the Plaintiff Releasees (defined below). For the avoidance of doubt, the Defendants’ Released Claims do not include claims based on future conduct of the Plaintiff Releasees, including any conduct of the Plaintiff Releasees after the date of execution of this Stipulation, that are unrelated to this Action.
“Defendants’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts,

expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that arise out of or relate in any way to any Plaintiffs’ institution, prosecution, or settlement of the claims against Defendants in the Action, except for claims relating to the enforcement of the Settlement.
“Plaintiff Releasees” means each of the Plaintiffs, all other Globalstar stockholders, and any current or former officer or director of any Globalstar stockholder, together with each of the foregoing persons’ respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Plaintiffs’ Counsel in the Action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
Releases Include Unknown Claims
“Unknown Claims” means claims that a Settling Party did not know or suspect to exist at the time of agreeing to a Release, which if known, might have affected the Settling Parties’ decision to enter into such Release.
Upon the Effective Date, Plaintiffs and Defendants shall have expressly waived and relinquished and, by operation of the Judgment, each and every other Current Globalstar Stockholder and each and every other Defendant Releasee shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits conferred by Section 1542 of the California Civil Code (and any equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law). Section 1542 of the California Civil Code provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Plaintiffs, in their individual capacities and derivatively on behalf of Globalstar, acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Plaintiffs’ Released Claims, but that it is their intention to fully, finally, and forever settled and release with prejudice any and all of the Plaintiffs’ Released Claims, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law; and Defendants acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Defendants’ Released Claims, but that it is their intention to fully, finally, and forever settle and release with prejudice any and all of the Defendants’ Released Claims, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.
18.Pending final determination of whether the Settlement should be approved, the Settling Parties agree not to institute, commence, prosecute, continue, or in any way participate in any action or other proceeding asserting any Plaintiffs’ Released Claims against any Defendants’ Releasees or any Plaintiffs’ Released Claims against any Plaintiffs’ Releasees.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

19.Plaintiffs believe that the claims asserted in the Action had merit when filed and continue to have merit, and Plaintiffs are settling the claims asserted in the Action because they believe that the Settlement will provide significant value to Globalstar and its stockholders;

20.Defendants are entering into the Settlement solely because it will eliminate the distraction, burden, expense, and uncertainty of further protracted litigation. Defendants deny, and continue to deny, the principal facts alleged in the Complaint, and specifically deny that any of them has committed or threatened to commit any violations of law, breaches of duty, or other wrongdoing toward Globalstar, Plaintiffs, or anyone else concerning any of the claims or requests for relief set forth in the Complaint. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages. This Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted.

21.The Board has determined that a settlement pursuant to the terms set forth in this Stipulation is fair and reasonable, and is advisable and in the best interests of, Globalstar and its stockholders.

HOW WILL THE ATTORNEYS BE PAID?

22.Plaintiffs reserved the right to make a petition to the Court for an award of attorneys’ fees and expenses (the “Fees and Expenses”). Defendants reserved the right to oppose any such petition for Fees and Expenses on any ground.

23.The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel (the “Fee and Expense Award”). The full amount of any Fee and Expenses Award shall be paid by Globalstar (or its successor-in-interest) or its insurers). Globalstar stockholders are not personally liable for any such fees or expenses.

24.The Settling Parties did not begin negotiating the amount of any application by Plaintiffs’ Lead Counsel for an award of attorneys’ fees until after they had reached agreement on all material terms of the Stipulation. An award of Fees and Expenses is not a necessary term of the Settlement and is not a condition of the Settlement.

WHEN AND WHERE WILL THE SETTLEMENT HEARINGS BE HELD?

25.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held on April 1, 2019, at 11:00 a.m., in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware, 19801. At the Settlement Hearing, the Court will: (a) determine whether the Court should approve the Settlement as fair, reasonable, and adequate; (b) determine whether the Order and Judgment should be entered dismissing the Action; (c) consider Plaintiffs’ Counsel’s Fee and Expense Application; (d) hear and determine any objections to the Settlement or Plaintiffs’ Counsel’s Fee and Expense Application; and (e) rule on such other matters as the Court may deem appropriate.

26.The Court has reserved the right to adjourn and reconvene the Settlement Hearing, including consideration of Plaintiffs’ Counsel’s Fee and Expense Application, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties and without further notice to you.

27.Current Globalstar Stockholders do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if you do not attend the hearing.

DO I HAVE A RIGHT TO OBJECT?

28.Any person or entity that owned Globalstar common stock as of December 14, 2018 (the date of execution of the Stipulation) and continues to own such stock through April 1, 2019 (the date of the Settlement Hearing), may object to the Settlement or Plaintiffs’ Counsel’s Fee and Expense Application. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery, Court of Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, no later than March 22, 2019. Copies of the objection and all supporting papers must also be served (electronically by File & ServeXpress, by hand, by first class U.S. mail, or by express service) upon each of the following counsel such that they are received on or before March 22, 2019.

Counsel for Plaintiffs:
Gregory V. Varallo, Esquire
RICHARDS LAYTON & FINGER P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801

Mark Lebovitch, Esquire
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
1251 Avenue of the Americas
New York, NY 10020

Counsel for Defendants James Monroe III, James Lynch, Richard Roberts, and Thermo Companies, Inc.:
Kenneth J. Nachbar, Esquire
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
1201 North Market Street
Wilmington, Delaware 19801

Counsel for Defendants John Kneuer, William Hasler, J. Patrick McIntyre, and Kenneth Young:
Kevin R. Shannon, Esquire
POTTER ANDERSON & CORROON LLP
1313 North Market Street
Wilmington, Delaware 19801

Deborah S. Birnbach, Esquire
GOODWIN PROCTER LLP
100 Northern Avenue
Boston, Massachusetts 02210

Counsel for Defendants Kyle Pickens and Tim Taylor:
Patricia L. Enerio, Esquire
HEYMAN ENERIO GATTUSO & HIRZEL LLP
300 Delaware Avenue, Suite 200
Wilmington, DE 19801

Counsel for Nominal Defendant and Defendant Globalstar, Inc.:
Robert S. Saunders, Esquire
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
920 North King Street
Wilmington, Delaware 19801

29.Any objections, filings, and other submissions: (a) must state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) must be signed by the objector; (c) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (d) must include documentation sufficient to prove that the objector owned shares of Globalstar common stock as of the date of execution of the Stipulation and affirm that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing.

30.You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

31.If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Plaintiffs’ Counsel’s Fee and Expense Application, in addition to filing and serving a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on counsel for Plaintiffs and Defendants at the addresses set forth in paragraph 28 above so that it is received on or before March 22, 2019. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

32.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiffs and Defendants at the addresses set forth in paragraph 28 above so that the notice is received on or before March 22, 2019.

33.Unless the Court otherwise directs, any person or entity who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement, Plaintiffs’ Counsel’s Fee and Expense Application, or any other matter related to the Settlement, in the Action or any other action or proceeding.

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

34.This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation of Settlement, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. You may also view a copy of the Stipulation and the Complaint at www.globalstar.com/en-us/corporate/press/ or at www.blbglaw.com. If you have questions regarding the Settlement, you may write or call the following counsel for Plaintiffs:

DO NOT CALL OR WRITE THE COURT OR THE OFFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.
Dated: January 25, 2019
BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE